                                               Filed Pursuant to Rule 424(b)(3)
                            Securities & Exchange Commission File No.: 33-97740


                              THERATX, INCORPORATED
                                -----------------
                     SUPPLEMENT NO. 01 DATED APRIL 12, 1996

                        TO PROSPECTUS DATED APRIL 5, 1996

                  This Supplement is part of and should be read in conjunction with the Prospectus of TheraTx, Incorporated, a Delaware corporation, dated April 5, 1996, and the Supplements thereto dated April 12, 1996 (the "Prospectus"). Capitalized terms used but not defined in this Supplement have the meanings given to them in the Prospectus. The information presented herein either supersedes and/or adds to similar information included in the Prospectus.

                  The information contained under the caption "Selling Noteholders" appearing on page 15 of the Prospectus is hereby supplemented to include the principal amount of Notes beneficially owned by the Selling Noteholder[s] named below (the "Beneficial Noteholder[s]") and, assuming conversion of the Notes, the number of shares which will be beneficially owned by the Beneficial Noteholder[s].

                                                                            NUMBER OF
                                               PRINCIPAL                     SHARES       NUMBER OF
                               PRINCIPAL       AMOUNT OF     PERCENT OF     ISSUABLE       SHARES       PERCENT OF
                               AMOUNT OF      NOTES BEING    OUTSTANDING      UPON          BEING      OUTSTANDING
            NAME              NOTES OWNED       OFFERED         NOTES      CONVERSION(1)   OFFERED      SHARES(2)
--------------------------------------------------------------------------------------------------------------------

Forum Capital Markets        $    800,000    $    800,000           *   %      33,333        33,333           *   %
 .............................
Robertson, Stephens & Co.       1,500,000       1,500,000           1.5        62,500        62,500           *
 .............................
Donaldson, Lufkin & Jenrette    3,621,000       3,621,000           3.6       150,875       150,875           *
 .............................
Robertson, Stephens & Co.       1,000,000       1,000,000           1.0        41,666        41,666           *
 .............................
Robertson, Stephens & Co.         500,000         500,000           *          20,833        20,833           *
 .............................
McMahan Securities Co., L.P.      725,000         725,000           *          30,208        30,208           *
 .............................
McMahan Securities Co., L.P.      665,000         665,000           *          27,708        27,708           *
 .............................
Robertson, Stephens & Co.         250,000         250,000           *          10,416        10,416           *
 .............................
Robertson, Stephens & Co.         750,000         750,000           *          31,250        31,250           *
 .............................
Eaton Vance                       500,000         500,000           *          20,833        20,833           *
 .............................
Donaldson, Lufkin & Jenrette      514,000         514,000           *          21,416        21,416           *
 .............................
NBD Bank                          430,000         430,000           *          17,916        17,916           *
 .............................
Boston Safe                       970,000         970,000           *          40,416        40,416           *
 .............................
Sanwa Bank                        850,000         850,000           *          35,416        35,416           *
 .............................
Salomon Brothers                  250,000         250,000           *          10,416        10,416           *
 .............................
Northern Trust                    275,000         275,000           *          11,458        11,458           *
 .............................
Forum Capital Markets           1,500,000       1,500,000           1.5        62,500        62,500           *
 .............................
Robertson, Stephens & Co.       2,000,000       2,000,000           2.0        83,333        83,333           *
 .............................

--------------------------
*    Less than 1%

(1)  Assumes initial conversion price of $24 per share.

(2) Based on shares of record outstanding at March 14, 1996. Outstanding shares do not include any Shares which may be issued upon conversion of the Notes.